Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 2, 2015 with respect to the consolidated financial statements included in the Annual Report of Cryo-Cell International, Inc. on Form 10-K for the year ended November 30, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statements of Cryo-Cell International, Inc. on Forms S-8 (File No. 333-92991, File No. 333-65418, and File No. 333-178768).

/s/ GRANT THORNTON LLP

Tampa, Florida
March 2, 2015